                                                                    EXHIBIT 10.1


                              TERM LOAN AGREEMENT

     This Term Loan Agreement (this "Agreement"), dated as of July 26, 1994, is between BURNHAM PACIFIC PROPERTIES, INC., a California corporation, ("Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank").


                                   Agreement
                                   ---------


I.   Loan Terms.
     ----------

1.1         Amount and Purpose.
            ------------------

           (a) Bank shall make a loan to Borrower in the principal amount of Thirty-five Million Dollars ($35,000,000) (the "Loan") to be used for refinancing existing loan no. 8615402361 - 208/224 which is secured by the Property (as defined below).

           (b) The Loan will be evidenced by a promissory note (the "Note") payable to Bank in the original principal amount of the Loan and will be secured by a Deed of Trust With Assignment of Rents, Security Agreement and Fixture Filing (the "Deed of Trust") covering certain improved real property commonly known as Plaza at Puente Hills and more particularly described on Exhibit A attached to the Deed of Trust (the "Real Property") (the Real Property together with all buildings, structures, improvements now or hereafter located thereon (the "Improvements"), and the personal property described in the Deed of Trust, being hereinafter referred to as the "Property"). This Agreement, the Note, the Deed of Trust, and all other documents evidencing, securing or otherwise pertaining to the Loan will be referred to as the "Loan Documents."

1.2         Documentation.  At the closing of this transaction, Borrower will
            -------------
deliver the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Bank: (a) this Agreement;
(b) the Note; (c) the Deed of Trust; (d) a UCC-1 Financing Statement perfecting a first-position lien on all personal property collateral that is perfected by filing; (e) an ALTA title insurance policy insuring Bank that the Deed of Trust constitutes a valid and enforceable lien on the Property subject and subordinate only to such liens or other matters as Bank has approved in writing, together with such indorsements as Bank may require; (f) if requested, an ALTA/ASCM survey of the Real Property and the improvements thereon certified to Bank; (g) evidence of the casualty and other insurance coverage required under this Agreement; (h) if Borrower is anything other than a natural person, evidence of Borrower's due formation and good standing, as well as due authorization and execution of the Loan Documents; (i) if the Property is to be leased to third parties, Borrower's pro forma lease form; and (j) such other documents, property information and other assurances as Bank may reasonably require.

1.3         Disbursement Procedures; Debt Service Coverage Ratio; Loan to Value
            -------------------------------------------------------------------
Ratio.  Bank shall disburse to itself the Loan proceeds in the amount of
- -----
$35,000,000 to repay the principal amount of existing loan no. 8615402361-208/224 (the "Existing Loan"), which Existing Loan is secured by the Property. As a condition to Bank's obligation to disburse the Loan proceeds, Borrower shall use its own immediately available funds to pay the following amounts:

      (a) Any accrued and unpaid interest or other sums or charges owed with respect to the Existing Loan shall be paid to Bank.

      (b) All legal fees and expenses (not to exceed $15,000), documentation fees, title insurance premiums, UCC filing fees and any other costs or expenses (including allocated costs of in-house services) incurred by Bank in connection with the negotiation or closing of the Loan shall be paid to Bank.

      (c) If the funding of the Loan proceeds is other than on the first day of a calendar month, all interest due on the indebtedness evidenced by, and at the interest rate specified in, the Note from the date of funding until the first day of the month following the month in which funding occurs shall be paid to Bank.

      (d) As additional conditions to Bank's obligation to disburse the Loan proceeds, Borrower shall be in compliance with the following:

            (i) Borrower's Debt Service Coverage Ratio, determined by Bank as of the end of the most recent fiscal quarter of Borrower, shall not be less than
1.20 to 1.0. As used herein, "Debt Service Coverage Ratio" means the ratio of the Aggregate Cash Flow from the Property, determined on an annualized basis, to the annualized costs of servicing the $35,000,000 obligation under the Loan assuming that such obligation must be amortized over a period of twenty-five
(25) years, and that interest thereon will accrue and be payable at a per annum rate equal to nine and one-half percent (9.5%). "Aggregate Cash Flow" shall mean, at any time, the annualized year-to-date net operating cash flow of the Property which is defined as Property net income before debt service plus non-cash charges.

            (ii) At the time of closing, the $35,000,000 principal balance of the Loan shall not exceed sixty percent (60%) of the "as-is" market value of the Property (as rounded to the nearest one percent), as such value was determined by an appraisal made by or on behalf of the Bank which was dated September 25, 1993.

II.   Covenants of the Borrower.
      -------------------------

      Borrower promises to keep each of the following covenants:


      2.1  Compliance with Law.  Borrower shall comply with all existing and
           -------------------
future laws, regulations, orders, building restrictions and requirements of, and all permits and approvals from, and agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Property or Borrower's business conducted thereon or therefrom, and with all restrictive covenants and other title encumbrances encumbering the Property (all collectively, the "Requirements").

      2.2  Conditional Sales Contracts; Removal of Fixtures and Equipment.
           --------------------------------------------------------------
Without Bank's prior written consent, Borrower shall not (i) purchase any materials, equipment, furnishings or fixtures to be installed on the Property under any agreement where the seller reserves a lien, security interest or title thereto, or the right of removal or repossession after such items are installed on the Property; and (ii) remove or permit to be removed from the Real Property or the Improvements any equipment, machinery or fixtures used in connection with the management, maintenance, operation or enjoyment thereof unless replaced by articles of equal suitability and value owned by Borrower free and clear of any lien or security interest. Notwithstanding the foregoing, John Burnham Company, the property manager ("Manager Affiliate"), shall have the right to remove from the Real Property or the Improvements the computer owned by the Manager Affiliate and its on-site phone lines, (collectively, the "Manager Affiliate Property") provided that the Manager Affiliate repairs any damage, if any, caused to the Real Property or the Improvements as a result of such removal.

      2.3  Site Visits.  Borrower grants Bank, its agents and representatives
           -----------
the right to enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals, inspecting the Property, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined in Article IV. Borrower shall also allow Bank to examine, copy and audit its books and records. Bank is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank's security and preserving Bank's rights under the Loan Documents. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by Bank, its agents or representatives. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property. Prior to entering the Property, Bank shall give Borrower reasonable notice of its intent to enter. Bank shall exercise reasonable efforts to avoid interfering with Borrower's use of the Property in connection with the activities permitted under this Section. Bank shall reimburse Borrower for the reasonable costs of any damage to the Property caused by Bank in conducting the activities permitted under this Section.

      2.4  Insurance.  Borrower shall maintain, or where appropriate cause a
           ---------
tenant of the Property to maintain, the following insurance:

           (a) All risk property damage insurance in nonreporting form on the Property, with a policy limit in an amount not less than the full insurable value of the Property on a replacement cost basis, including tenant improvements, if any. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement in the amount of twelve months' principal and interest payments, taxes and insurance premiums, a lender's loss payable endorsement (438 BFU, or its equivalent) in favor of Bank, and any other endorsements required by Bank.

           (b) Commercial General Liability coverage, in the amount of $10,000,000.00 per occurrence. This policy shall name Bank as an additional insured. Coverage shall be written on an occurrence basis, not claims made.

           (c) Such other insurance as Bank may require, except earthquake, unless required by Bank regulatory authorities, which may include flood.

All policies of insurance required by Bank must be issued by companies approved by Bank having a minimum A.M. Best's rating of A:IX and otherwise be acceptable to Bank as to amounts, forms, risk coverages, deductibles and loss payable and cancellation provisions. In addition, each policy (except workers' compensation) must provide Bank at least thirty (30) days' prior notice of cancellation, non-renewal or modification. At least thirty (30) days before expiration of any required insurance policy, Borrower shall furnish Bank with proof acceptable to Bank that a new policy has been issued, continuing in force the insurance covered by the policy which is expiring. At the same time, Borrower shall also furnish Bank with evidence satisfactory to Bank that all premiums for any such new policy have been paid. If, at least thirty (30) days before a required policy expires, Bank does not receive proof and evidence that a new policy has been issued and that premiums for it have been paid, Bank in Bank's sole discretion may procure a new policy and advance funds to pay the premiums for it. Borrower shall reimburse Bank, on demand, for any funds advanced by Bank to pay insurance premiums, which advances shall be considered to be additional loans to Borrower secured by the Deed of Trust and bearing interest at the Default Rate provided in the Note.

      2.5  Preservation of Rights.  Borrower shall obtain, preserve and
           ----------------------
maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower's business thereon and therefrom.

      2.6  Maintenance and Repair.  Borrower shall (i) maintain the Property,
           ----------------------
including the parking and landscaping portions thereof, in good condition and repair, (ii) promptly make all necessary structural and non-structural repairs to the Improvements (or cause tenants under any leases to perform such obligation), (iii) not demolish, alter, remove or add to any Improvements, excepting (A) the repair and restoration of Improvements following damage thereto as required by the Deed of Trust, (B) the construction or installation of non-structural alterations or improvements, provided the same are in all respects consistent with the character and utility of the existing Improvements,
(C) the installation or construction of tenant improvements and related demolition in connection with any leases approved in accordance with this Agreement, and (iv) not erect any new buildings, structures or building additions on the Real Property, without the prior written consent of Bank, which consent shall be deemed given if Bank does not respond within ten (10) business days after its receipt of a written request from Borrower accompanied by such supporting information as Bank may reasonably request. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities.


      2.7  Payment of expenses.   Borrower shall pay all costs and expenses
           -------------------
incurred by Bank in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the exercise of any of Bank's rights or remedies under this Agreement. Such costs and expenses include title insurance, recording and escrow charges, fees for environmental services, legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or by independent contractors. It is agreed, however, that Borrower shall pay a maximum of $15,000 for legal fees relating to the negotiation and initial closing of the Loan. All such sums incurred by Bank and not immediately reimbursed by Borrower shall be considered an additional loan to Borrower secured by the Deed of Trust and bearing interest at the Default Rate provided in the Note.

      2.8  Financial and Other Information.  Borrower shall maintain full and
           -------------------------------
complete books of account and other records reflecting the results of operations of the Property in accordance with generally accepted accounting principles consistently applied (or such other accounting method approved in writing by Bank), and will furnish or cause to be furnished to Bank such financial information concerning Borrower and the Property as Bank may reasonably request. Without limiting the generality of the foregoing, Borrower shall furnish to Bank, without prior request or demand:

           (a) Borrower shall provide a quarterly operating (income/expense) statement and balance sheet for the Property, in substantially the form attached hereto as Exhibit A, within forty-five (45) days of quarter end;

           (b) Annual Financial Information. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, annual reports of the Borrower, balance sheets and financial statements of the Borrower as of the end of such fiscal year, the related statements of income and operations and changes in cash flow and/or shareholders' equity for such year, all prepared in accordance with generally accepted accounting principles, consistently applied (except as to changes to which an independent accountant concurs), and audited and certified by Deloitte & Touche (or other independent public accountants selected by Borrower and satisfactory to the Bank, it being understood that any of the other so-called "big six" accounting firms shall be acceptable), such certification not being limited or qualified because of restricted or limited examination by such accountant of any material portion of the Borrower's records; and within 90 days following year end, a copy of Borrower's Report of Form 10-K filed with the Securities and Exchange Commission;

           (c) Quarterly Financial Information. Within forty-five (45) days after the end of each fiscal quarter of Borrower, a copy of Borrower's Report on Form 10-Q filed with the Securities and Exchange Commission, including interim balance sheets and financial statements, prepared in accordance with generally accepted accounting principles, consistently applied;

           (d) Rent Rolls and Operating Statement. Within forty-five (45) days after the end of each quarter, unaudited rent rolls and quarterly consolidating operating statements in substantially the form attached hereto as Exhibit A, for all of Borrower's real properties as of the end of each quarter.

Borrower shall permit any representative of Bank, at any reasonable time, to inspect, audit and examine the books and records of Borrower relating to the Property, make copies of the same, and inspect the properties of Borrower.

      2.9  Notices.  Borrower shall promptly notify Bank in writing of:
           -------

           (a) any litigation affecting Borrower or controlling shareholder of Borrower, or the Property that may reasonably be expected to result in a material adverse change in (i) the financial condition of any of the foregoing parties, (ii) Borrower's ability to timely perform any of its obligations under any of the Loan Documents, or (iii) the physical condition or operation of the Property;

           (b) any notice that the Property or Borrower's business fails in any respect to comply with any applicable Requirement; and

           (c) any other circumstance, event or occurrence that results in a material adverse change in (i) the physical condition or operation of the Property, or (ii) the financial condition of Borrower or controlling shareholder of Borrower, or (iii) Borrower's ability to timely perform any of its obligations under any of the Loan Documents.

      2.10 Indemnity.  Borrower agrees to indemnify, defend with counsel
           ---------
acceptable to Bank, and hold Bank harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Bank's counsel) arising out of or resulting from the ownership, operation or use of the Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. Notwithstanding anything to the contrary in any other Loan Document, the provisions of this
Section 2.10 shall not be secured by the Deed of Trust, and shall survive the termination of this Agreement, repayment of the Loan and foreclosure of the Deed of Trust or similar proceedings.

      2.11 Performance of Acts.  Upon request by Bank, Borrower shall perform
           -------------------
all acts which may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.

      2.12 Tax Receipts.  Borrower shall provide to Bank, within thirty (30)
           ------------
days after the end of the fiscal year of the applicable governmental authority, bills showing the payment (to the extent then due and payable) of all taxes and assessments that are or may become a lien upon the Property or any portion thereof. If Borrower fails, following demand, to provide Bank the tax receipts required by this Section, without limiting the other remedies available to Bank under this Agreement, Bank may, at Borrower's sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to Bank.

      2.13 Notice of Change.  Borrower shall give Bank prior written notice of
           ----------------
any change in:

           (a) the location of its place of business or its chief executive office if it has more than one place of business; and

           (b) Borrower's name or business structure. Unless otherwise approved by Bank in writing, Borrower agrees that all Property that consists of personal property (other than the books and records) will be located at the Real Property and that all books and records will be located at Borrower's place of business or chief executive office if Borrower has more than one place of business.

      2.14 No Encumbrances.  Borrower shall not cause or permit the Property to
           ---------------
become subject to any deed of trust, encumbrance or other security instrument (other than the Deed of Trust). Upon the Property becoming subject to any such deed of trust, encumbrance or other security instrument, Bank at its option may declare the entire principal balance, all accrued and unpaid interest and all other sums and charges owing with respect to the Loan immediately due and payable.

      2.15 Negative Covenants.  Without Bank's prior written consent, which
           ------------------
consent shall not be unreasonably withheld, Borrower shall not, and shall not cause or permit any subsidiary to:

           (a) engage in any business activities substantially different from Borrower's present business;

           (b)   liquidate or dissolve Borrower's business;

           (c) merge with (whether or not Borrower or the relevant subsidiary is the surviving entity) or consolidate with or into, any other entity, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired in the ordinary course of business), or permit or cause any subsidiary to do any of the foregoing.

The Bank's consent to any of the foregoing matters shall be deemed given if Bank does not respond within thirty (30) days after its receipt of a written request from Borrower accompanied by such supporting information as may reasonably request.

III.    Use or Leasing of the Property.
        ------------------------------


      3.1  Use of the Property.  Borrower shall develop and hold the Property as
           -------------------
income property for lease to unaffiliated third parties in accordance with the provisions of this Article III.

      3.2  Lease Approval.  At Bank's option, Bank shall have the right to
           --------------
require Bank's prior written approval of all new leases of space within the Improvements (and amendments to such leases) which cover at least 10,000 rentable square feet of the Improvements; provided that (i) Bank will not unreasonably withhold its approval of proposed leases and (ii) if Bank does not respond to a request for approval within five (5) business days following its receipt of the proposed lease and any related back-up documentation requested by Bank, such lease shall be deemed approved. No such lease shall be entered into without delivering to Bank a copy of the lease to be executed and such other information concerning the proposed tenant as may be reasonably requested by Bank, and receipt by Borrower of Bank's approval.

      3.3  Notice Regarding Leases.  If any tenant of a lease which covers at
           -----------------------
least 10,000 rentable square feet of the Improvements at any time abandons or vacates its premises,or breaches or disavows the lease, or claims any breach of landlord's obligations, Borrower shall promptly notify Bank. If the leased premises of any tenant under a lease covering at least 10,000 rentable square feet of the Improvements terminates or such tenant otherwise abandons or vacates the Property, Borrower covenants and agrees to replace any such tenant with a new tenant, satisfactory to Bank, pursuant to an executed lease, in form and content satisfactory to Bank, as promptly as reasonably possible.

      3.4  Leasing Information and Documents.  Borrower has disclosed to Bank
           ---------------------------------
any and all leases which affect the Property or any portion of or interest in it. Borrower shall promptly deliver to Bank such quarterly rent rolls, leasing schedules and reports, operating statements and other leasing information as Bank from time to time may request. In addition, Borrower shall use its best efforts to promptly obtain and deliver to Bank such estoppel certificates and subordination and attornment agreements executed by such tenants in such forms as Bank from time to time may require.

      3.5  Purpose and Effect of Lease Approval.  No approval of any lease by
           ------------------------------------
Bank shall be for any purpose other than to protect Bank's security and to preserve Bank's rights under the Loan Documents. No approval by Bank shall result in a waiver of any default of Borrower. In no event shall any approval by Bank of a lease be a representation of any kind with regard to the lease or its enforceability, or the financial capacity of any tenant or guarantor.

      3.6  Landlord's Obligations.  Borrower shall perform all obligations
           ----------------------
required to be performed by it as landlord under any lease affecting any part of the Property or any space within the Improvements.

      3.7  Income from Property.  Borrower shall first apply all income derived
           --------------------
from the Property, including all income from leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any shareholder unless all such costs and expenses which are then due have been paid in full.

IV.    Hazardous Substances.
       --------------------

      Notwithstanding any provision in the Deed of Trust or any other Loan Document, the provisions of this Article IV shall not be secured by the Deed of Trust and shall survive termination of this Agreement, repayment of the Loan, and foreclosure of the Deed of Trust or similar proceedings.


      4.1  Definition of Hazardous Substance.  For purposes of this Agreement,
           ---------------------------------
a "Hazardous Substance" is defined to mean any substance, material or waste, including asbestos and petroleum (including crude oil or any fraction thereof), which is or becomes designated, classified or regulated as "toxic," "hazardous," a "pollutant" or similar designation under any federal, state or local law, regulation or ordinance.

      4.2  Indemnity Regarding Hazardous Substances.  Borrower agrees to
           ----------------------------------------
indemnify and hold Bank harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Bank's counsel) or loss directly or indirectly arising out of or resulting from any Hazardous Substance being present at any time in or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources. In addition, Borrower shall similarly indemnify, defend and hold harmless any persons purchasing the Property through a foreclosure sale or following a foreclosure sale, and any persons purchasing the Loan or any portion of or interest in it. Upon demand by Bank, Borrower shall defend any investigation, action or proceeding alleging the presence of any Hazardous Substance in any such location, which affects the Property or which is brought or commenced against Bank, whether alone or together with Borrower or any other person, all at Borrower's own cost and by counsel to be approved by Bank in the exercise of its reasonable judgment. In the alternative, Bank may elect to conduct its own defense at the expense of Borrower.

      4.3  Representation and Warranty.  Before signing this Agreement,
           ---------------------------
Borrower researched and inquired into the previous, current and contemplated uses and ownership of the Property. Based on that due diligence, Borrower represents and warrants that, to the best of its knowledge, no Hazardous Substance has been or will be disposed of, released onto or otherwise exists in, on, or under the Property, except as Borrower has disclosed to Bank in writing.

      4.4  Compliance with Law; Notices.  Borrower has complied, and
           ----------------------------
shall comply and cause all occupants of the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances as well as the recommendations of any qualified environmental engineer or other expert. Borrower shall promptly notify Bank if it knows or suspects there may be any Hazardous Substance in or around the Property, or in the soil or groundwater under the Property, or if any action or investigation by any governmental agency or third party pertaining to Hazardous Substances is pending or threatened.

V.    Representations and Warranties.
      ------------------------------

      Borrower promises that each representation and warranty set forth below is true, accurate and correct.

      5.1  Formation; Authority.  If Borrower is anything other than a
           --------------------
natural person, it has complied with all laws and regulations concerning its organization, existence and the transaction of its business, and is in good standing in each state in which it conducts its business. Borrower is authorized to execute, deliver and perform its obligations under each of the Loan Documents.

      5.2  Compliance With Law.  The Property and the actual use thereof by
           -------------------
Borrower complies in all material respects with all Requirements. Borrower has received no notices of violations of any Requirements. There are no claims, actions, proceedings or investigations pending or threatened against Borrower or affecting the Property except for those previously disclosed by Borrower to Bank in writing.

      5.3  No Violation.  The execution and delivery of this Agreement and the
           ------------
other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder will not result in a default under any other material agreement to which Borrower is a party, or violate any Requirements.

      5.4  Financial Information.  All financial information which has been and
           ---------------------
will be delivered to Bank, including all information relating to the financial condition of Borrower and the Property, does and will fairly and accurately represent the financial condition being reported on. All such information was and will be prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. As of the date hereof, there has been no material adverse change in any financial condition reported at any time to Bank.

      5.5  Borrower Not a "Foreign Person".  Borrower is not a "foreign person"
           -------------------------------
within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

      5.6  Ownership of Property.  Borrower owns directly, and not through any
           ---------------------
affiliated entity, all of the personal property and fixtures necessary for the operation and management of the Property for the uses presently being conducted thereon, except that the Manager Affiliate Property is owned by the Manager Affiliate.

      5.7  Community Redevelopment Issues.  Borrower has reviewed and is
           ------------------------------
familiar with the terms and conditions of (i) the Redevelopment Plan referenced under that certain Notice of Proceedings Having Been Instituted Under The California Community Redevelopment Law recorded September 17, 1971 as Instrument No. 3729 in the Official Records of Los Angeles County (the "Redevelopment Plan"), (ii) that certain Disposition and Development Agreement between Industry-Urban Development Agency and Dicker-Warmington Properties recorded April 10, 1991 as Instrument No. 91-511027 in the Official Records of Los Angeles County (the "DDA") and (iii) that certain Owner Participation Agreement by and between Industry Urban Development Agency and Industry Number 1 dated as of August 20, 1985 (the "OPA"). To the best of Borrower's knowledge, effective concurrently with the recording of the Deed of Trust, (A) the DDA and OPA, to the extent they affect the Property, have been terminated by the recording of a certificate or certificates of completion with respect to the improvements constructed thereunder, in accordance with the terms thereof, (B) the Property, as presently constituted and operated, is in full compliance with the Redevelopment Plan and is not subject to the terms of the DDA or OPA, and (C) Borrower will not have or be subject to (y) any monetary obligations under the Redevelopment Plan, the OPA or the DDA, or (z) any obligations with respect to construction of any improvements on the Property. To the best of Borrower's knowledge, no other document or agreement affecting the Property exists in connection with the California Community Redevelopment Law or the Industry-Urban Development Agency ("Agency") and the Agency has not instituted any condemnation or other action or proceeding against or with respect to the Property.


VI.    Default and Remedies.
      --------------------


      6.1  Events of Default.  Borrower will be in default under this Agreement
           -----------------
upon the occurrence of any one or more of the following events ("Event of Default"):

           (a) Borrower fails to make any payment due under the Note, or fails to make any payment demanded by Bank under any other Loan Document, within fifteen (15) days after the date due or demanded, as the case may be; or

           (b) Borrower fails to timely observe, perform and comply with any covenant contained in this Agreement other than those referred to in clause (a), and does not either cure that failure within thirty (30) days after written notice from Bank, or, if the default cannot be cured in thirty (30) days, within a reasonable time not to exceed ninety (90) days; or

           (c) Borrower becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or

           (d)  Borrower dissolves or liquidates; or

           (e) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

           (f) Bank fails to have an enforceable first lien on or security interest in any property given as security for the Loan; or

           (g) There is a material adverse change in Borrower's financial condition, or event or condition that materially impairs Borrower's intended use of the Property or Borrower's ability to repay the Loan; or

           (h) A default is declared or occurs under any Loan Document other than this Agreement (and, if a cure period is provided with respect to said default, said default is not fully cured within the period provided in said Loan Document for cure of said default).


      6.2  Remedies.  If an Event of Default occurs under this Agreement,
           --------

           (a) Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative. All of Borrower's obligations under the Loan Documents shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank's option, exercisable in its sole discretion.

           (b) Bank shall have the right in its sole discretion to enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect its collateral and rights under the Loan Documents. If Bank exercises any of the rights or remedies provided in this clause (b), that exercise shall not make Bank a partner or joint venturer of Borrower. All sums which are expended by Bank in preserving its collateral shall be considered an additional loan to Borrower secured by the Deed of Trust and bearing interest at the default rate provided in the Note.


VII.  Reference and Arbitration.
      -------------------------


      7.1  Judicial Reference.  In any judicial action between or among the
           ------------------
parties, including but not limited to any action or cause of action arising out of or relating to this Agreement or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a
                       -- ---
referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

      7.2  Mandatory Arbitration.  After the Deed of Trust has been released,
           ---------------------
fully reconveyed, or extinguished, any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      7.3  Real Property Collateral.  Notwithstanding the provisions of Section
           ------------------------
7.2, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 7.1.

      7.4  Provisional Remedies, Self-Help and Foreclosure.  No provision of
           -----------------------------------------------
this Article VII shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

VIII. Miscellaneous Provisions.
      ------------------------


      8.1  No Waiver; Consents.  No alleged waiver by Bank shall be effective
           -------------------
unless in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Bank to take action on account of any default of Borrower. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission.

      8.2  No Third Parties Benefited.  This Agreement is made and entered into
           --------------------------
for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

      8.3  Notices.  All notices given under this Agreement shall be in writing
           -------
and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight (48) hours after deposit in first-class or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Those addresses may be changed by either party by notice to the other party.

      8.4  Attorneys' Fees.  If any lawsuit, reference or arbitration is
           ---------------
commenced which arises out of, or which relates to this Agreement, the Loan Documents or the Loan, including any alleged tort action, regardless of which party commences the action, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys' fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. In all other situations, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of any Loan Document. Attorneys' fees shall include the allocated costs for services of in-house counsel.

      8.5  Heirs, Successors and Assigns.  The terms of this Agreement shall
           -----------------------------
bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement without the prior written consent of Bank. Bank shall have the right to transfer the Loan to any other persons or entities without the consent of or notice to Borrower. Without the consent of or notice to Borrower, Bank may disclose to any prospective purchaser of any securities issued by Bank, and to any prospective or actual purchaser of any interest in the Loan or any other loans made by Bank to Borrower, any financial or other information relating to Borrower, the Loan or the Property.

      8.6  Interpretation.  The language of this Agreement shall be construed
           --------------
as a whole according to its fair meaning, and not strictly for or against any party. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

      8.7  Miscellaneous.  This Agreement may not be modified or amended except
           -------------
by a written agreement signed by the parties. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision. Time is of the essence in the performance of this Agreement and the other Loan Documents. This Agreement shall be governed by California law. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts taken together shall constitute one and the same instrument.


      8.8  Integration and Relation to Loan Commitment.  The Loan Documents
           -------------------------------------------
fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents, including any loan commitment issued to Borrower.

      8.9  Actions.  Bank shall have the right, but not the obligation, to
           -------
commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property, or any of the Loan Documents. Borrower shall pay promptly on demand all of Bank's reasonable out-of-pocket costs, expenses, and legal fees and expenses of Bank's counsel incurred in those actions or proceedings.

      8.10 Publicity.  Borrower hereby agrees that Bank, at its expense, may
           ---------
publicize the financing of the Property and, in connection therewith, may use the address, description and a photograph or other illustrative drawing of the Property.

      8.11 Relationships with Other Bank Customers.  From time to time, Bank
           ---------------------------------------
may have business relationships with Borrower's customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that in no event shall Bank be obligated to disclose to Borrower any information concerning any other Bank customer. Borrower further agrees that Bank may extend credit to those parties and may take any action it may deem necessary to collect any such credit, regardless of any effect the extension or collection of such credit may have on Borrower's financial condition or operations.

      IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date first above written.


Borrower:                              Bank:

BURNHAM PACIFIC PROPERTIES, INC.,      BANK OF AMERICA NATIONAL
a California corporation               TRUST AND SAVINGS ASSOCIATION


By:_________________________           By:__________________________
                                       Name:Marybeth Waniek
Name:_______________________           Title:Vice President

Title:______________________


By:_________________________

Name:_______________________

Title:______________________

Address:                               Mailing Address:

Burnham Pacific Properties, Inc.       Bank of America N.T. & S.A.
610 West Ash Street                    CRESG - Unit 1778
San Diego, California 92101-1312       P.O. Box 2925
ATTN:  Jeffrey R. Fisher               Costa Mesa, California 92628-2925
                                       ATTN:  Marybeth Waniek

                                       Address for Personal Delivery:

                                       Bank of America N.T. & S.A.
                                       CRESG - Unit 1778
                                       555 Anton Boulevard, Suite 1100
                                       Costa Mesa, CA  92626